EXHIBIT 10.8

                   AGREEMENT # 474/2 ON PROVISION OF SERVICES

Moscow , 12th of January, 2005.

Limited Liability Company "Deylis-M" (hereinafter referred to as "the Executor"), represented by Tikhonov A.U., vice-president, acting in accordance with power of attorney of 01.04.04, on one hand, and IPORUSSIA Inc. (hereinafter referred to as "the Company"), represented by Kuznetsov V.F., acting in accordance with power of attorney of 18.12.04, on the other hand, conclude this Agreement concerning the following:

                             1. SUBJECT OF AGREEMENT

   1.1. The Executor commits himself to provide the Company with his services (based upon the list of services included in this Agreement), and the Company agrees to accept and compensate the costs of services provided.

   1.2. The range of services provided by the Executor in the premises of his office center includes:

   1) constant services:

    - Technical support of all property leased to the Company by the contract of tenancy.
    - Organizing check-point admittance procedure in the office center for the Company employees and visitors.
    -   Organizing professional security systems.
    - Organizing internal, local, long-distance digital electronic telephone and internet connection.
    - Providing the office center address as the Company's postal address, mail receiving.
    -   Cleaning and repairment works on the premises rented by the Company.
    - Photocopying services of the copy machine put for general use in the office center.
    -   Providing business lunch restaurant in the office center.

   2) additional services provided upon request from the Company: - Professional translators services - Marketing services - Attorney services

    - Assistance in registration of legal entities and objects, transactions with immovable property
    - Providing legal address - Freight service including loading and unloading.

   This list of services offered may expand. The updated list of currently available services, costs, terms and conditions of their use is available at the administrator's desk in the office center.

                       2. GENERAL CONDITIONS OF AGREEMENT

   2.1. The list of constant services stated in Article 1.2. of current Agreement is permanently available to the Company while this Agreement is in effect.

   The date the services become available - the 13th of January 2005.

   2.2. The Company is free to order additional services provided by the Executor. The request is registered at the administrator's desk. The Executors accepts or schedules the request according to his current resources. The cost of each additional service is added to the order account registered under the same number as this Agreement, which the Company covers monthly. Any additional service may be pre-paid or paid upon termination of the service.

   2.3. In case the request was not satisfied by the Executor on due to the Company's fault, the service is still required to be paid for in full measure (on grounds of paragraph 2 article 781 of Russian Federation Civil Code).

   2.4. The Executor is free to forward or resell the request for services to a third party.

   2.5. The cost of services listed in Article 2.1. is determined by the Executor. In case the costs change the Executor is due to inform the Company at least 20 days in advance.

   2.6. The Company is free to check the list of services at the administrators desk in the office center.

   2.7. In the event that the Company fails to cover the costs of services during the period of 10 days from the day the bill is presented, the Executor is free to terminate all services listed in this Agreement on grounds of Paragraph 1 Article 719 of Russian Federation Civil Code.

   2.8. This Agreement is subject to change with consent of both parties. This Agreement may be dissolved by any of the two parties in the appropriate manner and on grounds of Russian Federation Civil Code. The party desiring to dissolve the Agreement is due to inform the second party 30 days in advance of its decision to dissolve or change the Agreement. In case the Company did not inform the Executor of such decision, the Executor is free to recover the penalty amounting to the security deposit prepaid by the Company.

   2.9. The Executor organizes nourishment and professional security guard posts as an agent of the Company on behalf and at the expense of the Company. The commission charge amounts to 3$ per month. The remuneration and compensation of expenses of the agent is included in the sum in Article 3.1. of current Agreement and is covered by the terms and conditions of the Agreement. No written reports form the agent are provided.

   Communication lines (telephone, internet) are provided by the Executor as an agent of digital network operator.

   2.10. Any mutual agreements of both parties on changing or dissolving current Agreement come into effect on the day of their ratification by both parties.

                  3. ON COMPENSATION AND METHODS OF SETTLEMENTS

   3.1. The cost of services provided constantly to the Company by the Executor (Article 1.2. of current Agreement) amounts to 770$ per month, VAT included. The cost is recalculated and paid in rubles and amounts to the Russian Federation Central bank dollar rate +2% on the day of payment. "The day of payment" is either the day the payment in cash was made at the Executor's cash desk or the day the Executor's bank accepted the payment voucher or credit note.

   3.2. The payment of services performed including long-distance phone calls is due to be covered in 3 banking days since the delivery of monthly payment bill, unless stated otherwise in the Article 2.2. of current Agreement.

   The Executor is due to present the Company with the bill no later than the second day of the month following the month the billing covers.

   3.3. In case the Company fails to pay the bill during the period stated in
Article 3.2. of current Agreement due to Company's deviation from accepting the bill or any other fault, the Company is due to pay fine amounting to 3% of the sum due per each day of delay. The fine is charged every day beginning with the 6th day of the month when the payment is due.

                              4.SPECIAL CONDITIONS

   4.1. The Company's obligation to pay the bill (Articles 3.1. and 3.2.) and to pay the fine (Article 3.3.) and penal sum (Articles 2.8. and 4.2.) are insured by the prepaid security deposit as is ratified by the "Agreement on security deposit" of the 12th of January 2005.

   4.2. In case the Company fails to pay the bill in 8 days the Executor is free to stop the provision of services listed in this Agreement after notifying the Company 1 day in advance. Failure to comply with obligations to pay the bills in the following 2 days is ground for one-sided dissolution of current Agreement by the Executor and fining the Company with the sum of the security deposit (Article 4.1.).

   4.3. On issues not covered in current Agreement the parties are to act on basis regulated by the standing law of Russian Federation.

   4.4. All issues and disagreements between parties related to provision of services or with changes or dissolution of the Agreement are to be resolved through negotiations. In the event that the parties fail to come to a solution, the affair is to be taken to the Moscow Arbitrary court as is prescribed by the standing law of Russian Federation.

   4.5. This Agreement comes into effect upon signing by both parties and lasts until the 31st of January 2006.

             LEGAL ADDRESSES AND BANKING PARTICULARS OF THE PARTIES

                      EXECUTOR                                                COMPANY
"DEYLIS-M", LLC                                                 IPORUSSIA, Inc.
17 Ferganskaya ul., Moscow, 109444                              12 Tompkins Ave, Jericho, New York 11753
Taxpayer ID No. 7721252991                                      United States of America
Account No. 40702810700001015605                                Tel. (516) 937-6600
   at "IMPEXBANK", Inc. external office                         Fax: (516) 681-3900
   "Gulebino", Moscow.
Corr. Account No. 30101810400000000788
Bank Identifier Code 044525788


                                   SIGNED BY:

         THE EXECUTOR                                   THE COMPANY